UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

[_] Preliminary Information Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X] Definitive Information Statement

ROKWADER, INC.
(Name of Registrant as Specified in its Charter)

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[_] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1) Title of each class of securities to which transaction applies: ______________

(2) Aggregate number of securities to which transaction applies: _____________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0.11 (set forth the amount on which the filing fee is calculated and state how it was determined): ________________

(4) Proposed maximum aggregate value of transaction: ___________________

(5) Total fee paid: ___________________________

[_] Fee paid previously with preliminary materials

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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ROKWADER, INC.

15466 Los Gatos Blvd., #109-352 Los Gatos, CA 95032

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934 AND REGULATION 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY

October 2, 2017

To the Stockholders of Rokwader, Inc.:

This Information Statement is being furnished to holders of shares of Common Stock, $.001 par value (the “Common Stock”) of Rokwader, Inc. (“Rokwader,” “we,” “us” or the “Company”). We are sending you this Information Statement to inform you that the holder of a majority of our outstanding Common Stock and our Board of Directors (the “Board”) has approved (1) a 0.525-for-1.0    reverse split of the Company’s Common Stock (the “Reverse Split”) and (2) an amendment to our certificate of incorporation changing our name to True Blue Holdings, Inc. (the “Name Change”).

The accompanying Information Statement is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder. As described in this Information Statement, the foregoing Reverse Split and Name Change were approved by our Board by written consent on September 4, 2017. Thereafter, on September 4, 2017, Coco Partners, LLC (“Coco”), which holds a majority of the issued and outstanding Common Stock of the Company, adopted by written consent a resolution approving the Reverse Split and the Name Change. Such written consent constitutes the only stockholder approval required to approve the Reverse Split and the Name Change under the Delaware General Corporation Law. Because the written consent of Coco satisfies all applicable stockholder voting requirements, the Board is not soliciting your proxy or consent in connection with the matters discussed above. You are urged to read the Information Statement carefully and in its entirety for a description of the action taken by Coco.

The actions will not become effective before the date which is 20 days after this Information Statement was first mailed to stockholders. This Information Statement is being mailed on or about October 2, 2017 to stockholders of record on September 22, 2017 (the “Record Date”).

By order of the Board of Directors /s/ Robert Wallace Robert Wallace, Chief Executive Officer

ROKWADER, INC.

15466 Los Gatos Blvd., #109-352 Los Gatos, CA 95032

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

This Information Statement (the “Information Statement”) is being mailed on or about October 2, 2017 to the holders of record at the close of business on September 22, 2017 (the “Record Date”), of the Common Stock of Rokwader, Inc., a Delaware corporation (“Rokwader,” “we,” “us” or the “Company”), in connection with an action taken by written consent of the holder of a majority of our Common Stock in lieu of a meeting to approve (1) a 0.525-for-1.0 reverse split of the issued and outstanding shares of Rockwader Common Stock (the “Reverse Split”) and (2) an amendment to our certificate of incorporation changing our name to True Blue Holdings, Inc. (the “Name Change”).

The members of the Board of Directors (the “Board”) and Coco Partners, LLC (“Coco”), which beneficially owns 21,150,000, shares of our issued and outstanding Common Stock, have executed a written consent approving the Reverse Split and the Name Change. Coco held of record on the Record Date approximately 87.5% of the total issued and outstanding Common Stock of the Company, which was sufficient to approve the proposed Reverse Split and Name Change. Dissenting stockholders do not have any statutory appraisal rights as a result of the action taken. The Board does not intend to solicit any proxies or consents from any other stockholders in connection with this action. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely to advise stockholders of the actions taken by written consent.

Section 228(a) of the Delaware General Corporation Law provides that unless otherwise provided in the certificate of incorporation, any action required by to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the above actions as early as possible in order to accomplish the purposes of the Company as herein described, the Board consented to the utilization of, and did in fact obtain, the written consent of Coco, which owns shares representing a majority of our Common Stock.

This Information Statement is being distributed pursuant to the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to the Company’s stockholders of record on the Record Date. The corporate action described herein will be effective 20 days (the “20-day Period”) after the mailing of this Information Statement. The 20-day Period is expected to conclude on or about October 23, 2017.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

FORWARD LOOKING STATEMENTS

This Information Statement and other reports that the Company files with the U.S. Securities and Exchange Commission (the “SEC”) contain forward-looking statements about the Company’s business containing the words “believes,” “anticipates,” “expects” and words of similar import. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to be materially different from the results or performance anticipated or implied by such forward-looking statements. Given these uncertainties, stockholders are cautioned not to place undue reliance on forward-looking statements. Except as specified in SEC regulations, the Company has no duty to publicly release information that updates the forward-looking statements contained in this Information Statement. An investment in the Company involves numerous risks and uncertainties, including those described elsewhere in this Information Statement. Additional risks will be disclosed from time-to-time in future SEC filings.

VOTE REQUIRED TO APPROVE THE REVERSE SPLIT AND THE NAME CHANGE

As of the Record Date, there were 18,292,777 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote. For the approval of each of the Reverse Split and the Name Change, the affirmative vote of a majority of the shares of Common Stock outstanding and entitled to vote at the Record Date, or 9,146,389 shares, was required for approval.

CONSENTING STOCKHOLDER

On September 4, 2017, the Board unanimously adopted resolutions declaring the advisability of, and recommending that stockholders approve, (1) the Reverse Split of the issued and outstanding shares of Rokwader Common Stock and (2) the Name Change. In connection with the adoption of this resolution, the Board elected to seek the written consent of Coco, the holder of a majority of the Company’s issued and outstanding shares of Common Stock, in order to reduce the costs and implement the proposals in a timely manner. On September 4, 2017, Coco, which owns 21,150,000 shares of the Company’s issued and outstanding Common Stock (approximately 87.5%), consented in writing to the proposed Reverse Split.

Under Section 14(c) of the Exchange Act, the transactions cannot become effective until the expiration of the 20-day Period.

The Company is not seeking written consent from any of our other stockholders, and stockholders other than Coco will not be given an opportunity to vote with respect to the Reverse Split and the Name Change.

APPROVAL OF A 0.525-FOR-1.0 SHARE REVERSE SPLIT OF OUR OUTSTANDING COMMON STOCK

General

Our Board has unanimously approved a proposal to effect a 0.525-for-1.0 reverse stock split of the Company’s outstanding Common Stock. Coco has also approved this Reverse Split.

The corporate action provides for the combination of our presently issued and outstanding shares of Common Stock into a smaller number of shares of identical Common Stock. This is known as a “reverse stock split.” Under the proposal, each share of our presently issued and outstanding Common Stock as of the close of business on the effective date of the approved director’s resolution will be converted automatically into 0.525 shares of our post-Reverse Split Common Stock. Fractional shares will not be issued. Instead, any fractional shares resulting from such combination will be rounded up to the nearest whole share on a certificate-by certificate basis.

Each stockholder will hold the same percentage of our outstanding Common Stock immediately following the Reverse Split as he or she did immediately prior to the Reverse Split, except for adjustments required due to the treatment of fractional shares.

The Reverse Split does not change the number of authorized shares of Common Stock.

Reasons for the Reverse Split

The primary purposes of the Reverse Split are to:

•	increase the per share price of our Common Stock; and

•	provide the Company with the flexibility to issue additional shares to facilitate future stock acquisitions and financings.

The reduction in the number of issued and outstanding shares of Common Stock to result from the Reverse Split is expected to increase the market price of the Common Stock to a level above the current market trading price.

While the Board believes that the shares of Common Stock will trade at higher prices than those which have prevailed in the recent past, there can be no assurance that such increase in the trading price will occur or, if it does occur, that it will equal or exceed the direct arithmetical result of the Reverse Split, because there are numerous factors and contingencies which could affect our market price.

Our Common Stock is currently traded in the Over the Counter market under the symbol “ROKR.” A higher per share price for the Common Stock may enable the Company to meet minimum bid price criteria for initial listing of the Common Stock on a national securities exchange at such time as we implement our future business plans.

Because trading of our Common Stock is conducted in the over-the-counter market, an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Common Stock. In addition, because the Common Stock is not listed on a national securities exchange and presently trades at less than $5.00 per share, trading in our Common Stock is subject to the requirements of certain rules promulgated under the Exchange Act, which require additional disclosure by brokers or dealers in connection with any trades involving a stock defined as a “penny stock.” Because our Common Stock is presently classified as a “penny stock,” prior to effectuating any transaction in our Common Stock, a broker or dealer is required to make a suitability determination as to the proposed purchaser of our Common Stock and to receive a written agreement, meeting certain requirements. The additional burdens imposed upon brokers or dealers by such requirements could discourage brokers or dealers from effecting transactions in our Common Stock, which could limit the market liquidity of our Common Stock and the ability of investors to trade our Common Stock.

The Board believes that the Reverse Split also could result in a broader market for our Common Stock than the current market. Many institutional investors are unwilling or unable due to investment restrictions to invest in companies whose stock trades at less than $5.00 per share. Many Investment Advisors are subject to internal restrictions on their ability to recommend stocks trading at less than $5.00 per share because of a general presumption that such stocks may be highly speculative. In addition, stocks trading at less than $5.00 per share may not be marginable under the internal policies of some investment firms. The Reverse Split is anticipated to result in a price increase for our Common Stock relieving, to some extent, the effect of such limitations on the market for our Common Stock. Additionally, brokerage commissions on the sale of lower priced stocks often represent a higher percentage of the sales price than commissions on relatively higher priced stocks. The expected increase in trading price may also encourage interest and trading in our Common Stock and possibly promote greater liquidity for our stockholders. We also believe that the current per share price of our Common Stock has or may have a negative effect on our ability to use our Common Stock in connection with possible future transactions such as financings, strategic alliances, acquisitions and other uses not presently determinable.

Furthermore, as a result of the Reverse Split, there will be a reduction in the number of shares of Common Stock issued and outstanding; however the number of shares authorized will remain the same. The reduced number of issued and outstanding number of shares may, in the view of the Board, attract new investment partners or otherwise facilitate the development of Company initiatives and business plans. For example, the Company expects to raise additional capital to finance in part its planned consolidation strategy in the express car wash industry described below under “—Exchange Transaction with Coco.” Such financing may include the issuance of additional shares of common stock, which we expect would be facilitated by the Reverse Stock Split. For the above reasons, the Board believes that the Reverse Split is in the best interests of Rokwader and the stockholders. However, there can be no assurances that the Reverse Split will have the desired consequences.

Exchange Transaction with Coco

The Company’s business is primarily conducted through its subsidiary, True Blue Car Wash Corp. (“True Blue”). The Company’s business plan is to execute a consolidation strategy in the express car wash industry. In 2016, True Blue acquired five express car washes and has a contract to acquire 6 more. The Company owns 64.9% of the outstanding shares of common stock of True Blue, and Coco owns the remaining 35.1%. The Board has approved a transaction (the “Exchange Transaction”) whereby, immediately prior to the Reverse Split takes effect, Coco will exchange all of its shares in True Blue for a like number of newly issued shares of the Company’s Common Stock (on a post-Reverse Split Basis). This transaction will result in the Company increasing its ownership of True Blue’s common stock from 64.9% to 100%, and Coco increasing the number of shares of the Company’s common stock that it owns to 21,900,000 shares (87.8% of the total outstanding shares). In addition, Coco has the option to acquire additional 5,900,000 shares. See “Security Ownership of Certain Beneficial Owners and Management.” True Blue also has 1,319,202 outstanding shares of preferred stock, which will continue to be outstanding after the Exchange Transaction.

Effects of the Reverse Split

The Reverse Split will be effected and will be effective upon a date on or after the expiration of the 20-day Period after the mailing of this Information Statement. The 20-day Period is expected to conclude on or about October 23, 2017. However, the actual timing will be determined by our management based upon their evaluation as to when effecting the Reverse Split will be most advantageous to the Company and our stockholders. The text of the amendment to our certificate of incorporation to effectuate the Reverse Split is set forth in the Appendix to this Information Statement.

We reserve the right to forego or postpone effecting the Reverse Split if we determine that action to be in the best interests of Rokwader and the stockholders. We are currently authorized to issue 100,000,000 shares of Common Stock, of which 18,292,777 shares were issued and outstanding at the close of business on the Record Date. Adoption of the Reverse Split will reduce the shares of Common Stock outstanding on the record date but will not affect the number of authorized shares of Common Stock. The Reverse Split also will have no effect on the par value of the Common Stock.

The effect of the Reverse Split upon holders of Common Stock will be that the total number of shares of our Common Stock held by each stockholder will be automatically converted into the number of shares of Common Stock equal to the number of shares of Common Stock owned immediately prior to the Reverse Split multiplied by 0.525. Each of our stockholders will continue to own shares of Common Stock and will continue to share in the assets and future growth of the Company as a stockholder. In addition, the Reverse Split will increase the number of our stockholders who own odd lots (less than 100 shares). Stockholders who own odd lots typically will experience an increase in the costs of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the Reverse Split will achieve the desired results that have been outlined above.

The Reverse Split will be effected on a certificate-by certificate basis, and any fractional shares resulting from such combination will be rounded up to the nearest whole share on a certificate-by certificate basis. Each stockholder’s percentage ownership interest in the Company and proportional voting power will not change as a result of the Reverse Split, except with respect to such rounding of fractional shares. The rights and privileges of the holders of shares of Common Stock will be substantially unaffected by the Reverse Split.

As soon as practicable after the expiration of the 20-day Period, we will cause a letter of transmittal to be forwarded to each holder of record of shares of our Common Stock outstanding as of such date. The letter of transmittal will contain instructions for the surrender of certificates representing shares of pre-Reverse Split Common Stock to our transfer agent in exchange for certificates representing the number of whole shares of post-Reverse Split Common Stock into which the shares of pre-Reverse Split common stock have been converted as a result of the Reverse Split.

Certificates should not be sent to us or the transfer agent before receipt of such letter of transmittal from us.

Until a stockholder forwards a completed letter of transmittal, together with certificates representing such stockholder’s shares of pre-Reverse Split Common Stock to the transfer agent and receives in return a certificate representing shares of post-Reverse Split Common Stock, such stockholder’s pre-Reverse Split Common Stock shall be deemed equal to the number of whole shares of post-Reverse Split Common Stock to which such stockholder is entitled as a result of the Reverse Split.

Certain Federal Income Tax Considerations

The following discussion describes certain material federal income tax considerations relating to the Reverse Split. This discussion is based upon the Internal Revenue Code, existing and proposed regulations thereunder, legislative history, judicial decisions and current administrative rulings and practices, all as amended and in effect on the date hereof. Any of these authorities could be repealed, overruled or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the “IRS”) with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

This discussion may not address certain federal income tax consequences that may be relevant to particular stockholders in light of their personal circumstances or to stockholders who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local or foreign laws.

STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT FOR THEM, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION.

The Reverse Split is intended to be a tax-free recapitalization to the Company and its stockholders, except for those stockholders whose number of shares are rounded up in lieu of receiving a fractional share. Stockholders will not recognize any gain or loss for federal income tax purposes as a result of the Reverse Split, except for those stockholders whose number of shares are rounded up in lieu of receiving a fractional share. The holding period for shares of Common Stock after the Reverse Split will include the holding period of shares of Common Stock before the Reverse Split, provided that such shares of Common Stock are held as a capital asset at the effective time of the Amendment. The adjusted basis of the shares of Common Stock after the Reverse Split will be the same as the adjusted basis of the shares of Common Stock before the Reverse Split, excluding the basis of fractional shares.

A stockholder whose number of shares of Common Stock are rounded up in lieu of receiving a fractional share generally may recognize gain in an amount not to exceed the excess of the fair market value of such fractional share to which the stockholder was otherwise entitled.

APPROVAL OF THE CHANGE OF OUR CORPORATE NAME TO TRUE BLUE HOLDINGS, INC.

On September 4, 2017, the Board unanimously approved an amendment to our certificate of incorporation to change our corporate name from “Rokwader Inc.” to “True Blue Holdings, Inc.” The Board believes it is in our company’s and our stockholders best interests to effect the name change. Coco has approved the Name Change.

Reason for the Amendment

The change in our corporate name is deemed necessary to more accurately reflect our current business activities. Our business plan is to execute a consolidation strategy in the express car wash industry through True Blue, our subsidiary. True Blue has acquired five express car washes and has a contract to acquire 6 more. The Board believes that it is in our company’s and our stockholders’ best interests to change our corporate name to “True Blue Holdings, Inc.” to better communicate to the public the current and future nature of our business operations and enable the Company to develop its brand identity under the True Blue name.

Effects of the Amendment

The Board has adopted resolutions setting forth the proposed amendment in the form of an amendment to Article I of our certificate of incorporation. Coco has also approved this amendment. The following is the text of the proposed amendment to Article I of our restated certificate of incorporation, as amended:

“The name of the Corporation is True Blue Holdings, Inc.”

The amendment to our certificate of incorporation will become effective upon the filing of the amendment with the Secretary of State of the State of Delaware, which will be effective upon the date, on or after the expiration of the 20-day Period after the mailing of this Information Statement, that the Reverse Split is effected.

The rights of stockholders holding certificated shares under currently outstanding stock certificates and the number of shares represented by those certificates will remain unchanged. The Name Change will not affect the validity or transferability of any currently outstanding stock certificates nor will it be necessary for stockholders with certificated shares to surrender or exchange any stock certificates they currently hold as a result of the Name Change. Any new stock certificates that are issued after the Name Change becomes effective, including shares issued in connection with or subsequent to the Reverse Split, will bear the name “True Blue Holdings Inc.”

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of July __, 2017, the number of shares of common stock of the Company that are beneficially owned by (i) each person or entity known to the Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii)     each officer and director of the Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power. In computing the number and percentage of shares beneficially owned by each person, we include any shares of common stock that could be acquired within 60 days of July __, 2017, by the exercise of options or warrants. These shares, however, are not counted in computing the percentage ownership of any other person.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned	Percentage of Outstanding Common Stock
Coco Partners, LLC (2)(3)	21,150,000	87.5%
Robert Wallace (3)	21,150,000	87.5%
Brooktide, LLC (4)	1,373,559	7.5%
Wyatt Wachtel (5)	21,150,000	87.5%
Gordon Smith	-0-	0%
Officers and Directors (3 persons)	21,150,000	87.5%

(1)    The address of all beneficial owners unless otherwise specified is c/o Rokwader, Inc., 15466 Los Gatos Blvd., #109-352, Los Gatos, CA 95032.

(2)     The manager of Coco Partners, LLC is Gateway Advisors, Inc. Robert Wallace is the chief executive officer and sole shareholder of Gateway Advisors, Inc. as well as the President and a Director of the Company.

(3)    The amount of shares Beneficially Owned includes the option to acquire 5,900,000 shares, exercisable by Coco Partners at prices between $0.60 and $1.25 per share, pursuant to a Warrant which terminates on April 1, 2020. All shares and options are held in the name of Coco Partners, LLC of which Gateway Advisors, Inc., is the sole Manager. As the chief executive officer and sole shareholder of Gateway Advisors, Inc., Mr. Wallace has Voting and Investment power over these shares. The amount of shares does not include 6,650,000 shares to be issued to Coco Partners, LLC in the Exchange Transaction.

(4) The address for Brooktide, LLC is 123 West Nye Lane #510, Carson City, Nevada 89706.

(5) Represents shares beneficially owned by Coco Partners, in which Mr. Wyatt has an indirect 30% membership interest.

FINANCIAL AND OTHER INFORMATION

The following documents, filed by us with the Commission, are incorporated herein by reference:

•	Our Annual Report filed on Form 10-KSB/A, filed with the Commission on May 25, 2017 for the fiscal year ended December 31, 2016;

•	Our Quarterly Report filed on Form 10-QSB with the Commission on June 16, 2017 for the three-month period ended March 31, 2017.

•	Our Current Report on Form 8-K, filed with the Commission on February 21, 2017.

•	Our Current Report on Form 8-K, filed with the Commission on May 16, 2016, and an amendment thereto on Form 8- K/A, filed with the Commission on June 26, 2017.

Any statement contained in a document incorporated or deemed to be incorporated in this information statement shall be deemed to be modified or superseded for purposes of this information statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement.

ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports and other information with the SEC under the Exchange Act. You may obtain copies of this information by mail from the Public Reference Room of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800- SEC-0330. The SEC also maintains an internet website that contains reports and other information about issuers that file electronically with the SEC. The address of that website is www.sec.gov.

COCO, WHICH OWNS SHARES REPRESENTING A MAJORITY OF OUR COMMON STOCK, HAS CONSENTED TO AND EFFECTING THE REVERSE STOCK SPLIT. NO FURTHER VOTES OR PROXIES ARE NEEDED AND NONE ARE REQUESTED. THE BOARD IS NOT REQUESTING A PROXY FROM YOU AND YOU ARE REQUESTED NOT TO SEND A PROXY.

October 2, 2017	By order of the Board of Directors /s/ Robert Wallace Robert Wallace, Chief Executive Officer

Appendix

PROPOSED AMENDMENT TO CERTIFICATE OF INCORPORATION

Article I of the certificate of Incorporation is amended to read: “The name of the Corporation is True Blue Holdings, Inc.”

A new Section 3 is added to Article IV of the certificate of incorporation, to read as set forth below:

Section 3. Reverse Split. Immediately upon the filing of this Certificate of Amendment to the Certificate of Incorporation, each outstanding share of Common Stock of the Corporation shall be automatically exchanged, without further action, for 0.525 shares of Common Stock (the “Reverse Split”). All share and per-share amounts set forth in this Certificate of Amendment to the Certificate of Incorporation shall continue to be effective after giving effect to the Reverse Split, and, accordingly, no further adjustment in accordance with the terms of this Certificate of Amendment to the Certificate of Incorporation shall be necessary. The Reverse Split shall occur automatically without any further action by the holders of the shares of Common Stock and whether or not the certificates representing such shares of Common Stock are surrendered to the Corporation or its transfer agent. The Reverse Split will be effected on a certificate-by- certificate basis, and any fractional shares resulting from such combination shall be rounded up to the nearest whole share on a certificate-by-certificate basis. The Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock resulting from the Reverse Split unless the certificates evidencing such shares of Common Stock are either delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred in connection with such certificates. The Corporation shall as soon as practicable after such delivery (or such agreement and indemnification in the case of a lost, stolen or destroyed certificate) issue and deliver at such office to such holder of Common Stock a certificate or certificates for the number of shares of Common Stock, as the case may be, to which he or she shall be entitled as aforesaid.